SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): April 21, 1998



                          CHURCHILL DOWNS INCORPORATED
             (Exact name of registrant as specified in its charter)

                         Commission File Number 0-01469

    KENTUCKY                     0-01469                           61-0156015
    --------                     -------                           ----------
(State of other            Commission File Number               (IRS Employer
 jurisdiction if                                            Identification No.)
 incorporation or
 organization)

                    700 CENTRAL AVENUE, LOUISVILLE, KY 40208
                    (Address of principal executive offices)
                                   (Zip Code)

                                 (502) 636-4400
              (Registrant's telephone number, including area code)


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS

         A.       Financial Statements of Business Acquired.


                        Consolidated Financial Statements

                          Racing Corporation of America

                          YEAR ENDED DECEMBER 31, 1997
                       WITH REPORT OF INDEPENDENT AUDITORS

                          Racing Corporation of America

                        Consolidated Financial Statements

                          Year ended December 31, 1997




                                    CONTENTS

Report of Independent Auditors.................................................1

Audited Consolidated Financial Statements

Consolidated Balance Sheet.....................................................2
Consolidated Statement of Income...............................................4
Consolidated Statement of Stockholder's Equity.................................5
Consolidated Statement of Cash Flows...........................................6
Notes to Consolidated Financial Statements.....................................7

                         Report of Independent Auditors

Board of Directors
Racing Corporation of America

We have audited the accompanying consolidated balance sheet of Racing Corporation of America (a wholly owned subsidiary of TVI Corp.) as of December 31, 1997, and the related consolidated statements of income, stockholder's equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Racing Corporation of America at December 31, 1997, and the consolidated results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


/s/ Ernst & Young LLP

April 7, 1998

                          Racing Corporation of America

                           Consolidated Balance Sheet

                                December 31, 1997



ASSETS
Current assets:

   Cash                                                              $   280,576
   Trade and other receivables                                           291,286
   Prepaid expenses and other current assets                             339,959
                                                                    ------------
Total current assets                                                     911,821

Property and equipment:
   Land and improvements                                               3,247,939
   Buildings and improvements                                         27,092,377
   Equipment, furniture and fixtures                                   4,818,503
                                                                    ------------
                                                                      35,158,819
   Less accumulated depreciation                                      11,384,236
                                                                    ------------
Total property and equipment                                          23,774,583

Deferred income taxes                                                    508,602
Other assets                                                             280,572
                                                                    ------------
Total assets                                                        $ 25,475,578
                                                                    ============

                          Racing Corporation of America

                           Consolidated Balance Sheet

                                December 31, 1997


LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
   Accounts payable and accrued expenses                             $1,852,959
   Income taxes payable to affiliate                                    265,497
   State income taxes payable                                           114,000
   Current portion of long- term debt                                    47,999
   Current portion of debt due to parent company                        280,064
                                                                   ------------
Total Current liabilities:                                            2,560,519



Long-term debt, less current portion                                     54,794
Debt due to parent company, less current portion                        342,008
Deferred income taxes                                                 6,456,002
Other long-term liabilities                                             315,303


Stockholder's equity:
   Preferred  stock,  $.01  par and $100,000 liquidation value per share:
      Authorized shares- 2,000
      Issued and outstanding shares-185                              18,499,344
     Common stock, $.01 par value:
      Authorized shares- 3,000
      Issued and outstanding shares-100                                       1
   Additional paid-in capital                                        17,861,621
   Accumulated deficit                                              (20,580,082)
   Receivable from former shareholder                                   (33,932)
                                                                    ------------
Total stockholder's equity                                           15,746,952
                                                                    ------------
Total liabilities and stockholder's equity                          $ 25,475,578
                                                                    ============


  SEE ACCOMPANYING NOTES.

                          Racing Corporation of America

                        Consolidated Statement of Income

                          Year ended December 31, 1997


Mutuel handle:

   On-track                                                         $17,215,355
   Intertrack                                                       175,311,008
                                                                    -----------
                                                                    192,526,363

Returned to public                                                  154,021,090
Commonwealth's share                                                  3,800,287
Returned to tracks-
   intertrack wagering                                               20,519,788
                                                                    -----------
                                                                    178,341,165
                                                                    -----------
Net mutuel income                                                    14,185,198

Admissions, concessions and other meeting revenue                     2,251,101
Rental income                                                         1,464,814
Theater, tours, and other operating revenue                             202,195
                                                                    -----------
Gross revenue                                                        18,103,308

Operating expenses:
   Purses and stakes                                                  6,687,473
   Salary expense                                                     4,041,463
   Meeting expenses                                                   2,218,802
   Other operating expenses                                             563,229
                                                                    -----------
                                                                     13,510,967
                                                                    -----------
Gross profit                                                          4,592,341

   General and administrative                                         2,923,204
   Depreciation and amortization                                      1,037,101
                                                                   ------------
Operating income                                                        632,036

Other income (expense):
   Interest expense                                                     (81,421)
    Loss in investee company                                           (100,000)
   Other                                                                270,509
                                                                    ------------
Income before income taxes                                              721,124


Income tax expense                                                      303,500
                                                                    ------------
Net income                                                          $   417,624
                                                                    ============
  SEE ACCOMPANYING NOTES.
                                        4




                          Racing Corporation of America

                                  Consolidated Statement of Stockholder's Equity



                                                                           ADDITIONAL                    RECEIVABLE
                                            COMMON        PREFERRED         PAID-IN      ACCUMULATED    FROM FORMER
                                             STOCK         STOCK            CAPITAL        DEFICIT       SHAREHOLDER        TOTAL
                                          ------------------------------------------------------------------------------------------

    ..................................

Balance at December 31, 1996 .........   $          1    $ 18,499,344    $ 18,987,621   $(20,997,706)   $    (33,932)   $16,455,328
Net income ...........................           --              --              --          417,624            --          417,624
Dividends paid .......................           --              --              --       (1,126,000)           --       (1,126,000)
                                         ------------    ------------    ------------   ------------    ------------    ------------
Balance at December 31, 1997 .........   $          1    $ 18,499,344    $ 17,861,621   $(20,580,082)   $    (33,932)   $15,746,952


                                         ============    ============    ============   ============    ============    ============

SEE ACCOMPANYING NOTES.

                          Racing Corporation of America

                      Consolidated Statement of Cash Flows

                          Year ended December 31, 1997

OPERATING ACTIVITIES

Net income                                                          $   417,624
Adjustments to reconcile net income to cash provided
   by operating activities:
      Depreciation and amortization                                   1,037,101
      Deferred income taxes                                             189,500
      Loss on disposal of property and equipment                         15,800
      Loss in investee company                                          100,000
                                                                    ------------
      Changes in operating assets and liabilities:
         Receivables                                                     79,245
         Prepaid expenses and other current assets                       (1,893)
         Accounts payable and accrued expenses                         (598,190)
                                                                    ------------
Cash provided by operating activities                                 1,239,187

INVESTING ACTIVITIES
Purchases of property and equipment                                    (282,305)
Proceeds on sale of equipment                                               750
                                                                    ------------
Cash used in investing activities                                      (281,555)

FINANCING ACTIVITIES
Proceeds from long-term debt                                             65,000
Principal payments on long-term debt                                   (937,163)
Borrowings from affiliated company                                      978,913
Dividends paid to preferred stockholders                             (1,126,000)
Principal payments on notes payable-affiliated company               (1,578,927)
                                                                     -----------
Cash used in financing activities                                    (2,598,177)
                                                                     -----------
Decrease in cash                                                     (1,640,545)

Cash at beginning of year                                             1,921,121
                                                                    ------------
Cash at end of year                                                 $   280,576
                                                                    ============

Supplemental cash flow disclosures:
   Interest paid                                                    $   106,700
                                                                    ============

 SEE ACCOMPANYING NOTES.

                                        6

                          Racing Corporation of America

                   Notes to Consolidated Financial Statements

                                December 31, 1997


1. ORGANIZATION AND ACCOUNTING POLICIES

ORGANIZATION

Racing Corporation of America and its wholly owned subsidiary, Ellis Park Race Course, Inc. (the Company) is wholly owned by TVI Corp. (TVI), a wholly owned subsidiary of HTV Industries, Inc. (HTV). The Company is involved in various activities related to the thoroughbred racing industry, including operating a training and boarding facility in Lexington, Kentucky, and a thoroughbred horse race track in Henderson, Kentucky. Intercompany accounts and transactions are eliminated in the preparation of these consolidated financial statements.

USE OF ESTIMATES

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

INCOME TAXES

As the Company is included in the consolidated federal income tax return of HTV, the amounts reflected as income taxes payable are due to an affiliate. Income taxes are accounted for by the Company as if it filed a separate income tax return. Deferred taxes are determined based on differences between the consolidated financial statement and tax basis of assets and liabilities as measured by the enacted tax rate which is expected to be in effect when the differences reverse.

PROPERTY AND EQUIPMENT

Property and equipment has been recorded at cost. Depreciation is provided on the straight-line method over the estimated useful lives of the assets. Estimated useful lives generally range from 20 to 40 years for buildings and 3 to 10 years for other property and equipment.

                          Racing Corporation of America

1. ORGANIZATION AND ACCOUNTING POLICIES (CONTINUED)

ADVERTISING COSTS

The Company expenses advertising costs as they are incurred. Advertising expense was $230,982 and $235,153 for 1997 and 1996, respectively.

2. DEBT

Long-term debt payable to banks and other third parties consists of the following at December 31, 1997:

        Amounts due on various equipment loans with
          interest rates ranging from 8.5% to 13%             $ 102,793
         Less Current portion                                    47,999
                                                              ---------
                                                              $  54,794
                                                              =========

During 1997, the Company's subsidiary entered into an unsecured revolving credit agreement with The Citizens National Bank of Evansville which provides for borrowings of up to $2 million at prime plus 2% and had no outstanding balance at December 31, 1997. This revolving credit agreement expires on April 30, 2000. The credit agreement requires the Company, among other requirements, to maintain a minimum net worth of $9 million and to have net income of at least $500,000 to borrow under the credit agreement.

Maturities of long-term debt are as follows:

                    1998                                     $  47,999
                    1999                                        19,920
                    2000                                        17,786
                    2001                                        17,088
                                                             ---------
                                                             $ 102,793
                                                             =========

                          Racing Corporation of America

3. LEASES

The Company leases certain totalisator equipment under a noncancellable operating lease expiring in 1999, which provides for contingent rentals based on a percentage of pari-mutuel handle in excess of specified minimums. Certain other equipment is also leased under noncancellable operating leases expiring in various years. Rental expense for all operating leases follows:


                    Minimum rental                           $  93,874
                    Contingent rentals                         145,369
                                                             ---------
                                                             $ 239,243
                                                             =========

Future minimum annual lease payments under noncancellable operating leases with initial or remaining terms of one year or more at December 31, 1997, are approximately $93,874 in each of 1998 through 2000 and $31,291 in 2001.

4. INCOME TAXES

Income tax expense is comprised of the following:


                  Current--State                             $ 114,000
                  Deferred--Federal                            189,500
                                                             ---------
                                                             $ 303,500
                                                             =========

Income tax expense differs from the normal statutory federal income tax on the Company's pretax income principally due to state income taxes.

Significant components of the Company's deferred tax asset and liability include differences between the book basis and the tax basis of property and equipment and net operating loss carry forwards.

At December 31, 1997, the Company has non-restricted net operating loss carry forwards of approximately $1.0 million that expire in the years 2005 through 2006.

                          Racing Corporation of America

5. TRANSACTIONS WITH RELATED PARTIES

During October 1997, the Company entered into a $665,000 loan agreement with TVI. The note bears interest at a rate equal to the applicable federal rate as published monthly by the IRS (approximately 6% at December 31, 1997) and is secured by land and buildings with a net book value of approximately $5,030,000 at December 31, 1997. For the year ended December 31, 1997, the Company incurred interest expense of $10,879 associated with this note.

Maturities on this indebtedness are as follows:


                               1998                     $ 280,064
                               1999                       284,369
                               2000                        57,639
                                                        ---------
                                                        $ 622,072
                                                        =========

6. COMMITMENTS AND CONTINGENCIES

The Company is a party to certain claims and lawsuits with respect to various matters. Although the actual liability is not determinable as of December 31, 1997, the Company believes that any liability resulting from all lawsuits and claims in excess of amounts already provided for, should not have a material adverse effect on its financial position.

The Company is liable under a contract with the Horseman's Association to make certain capital improvements. At December 31, 1997, a $413,052 liability was recorded for such capital improvements ($150,000 of which is classified as current at December 31, 1997).

7. PREFERRED STOCK

The Company issued 185 shares of preferred stock in 1992 at $100,000 per share. The preferred stock has a $.01 par value per share and a value of $100,000 per share plus accrued interest in the event of liquidation. The preferred stock carries a 6% cumulative dividend. The shares are non-convertible and have no voting rights. The Company paid dividends of $1,126,000 to preferred stockholders in 1997. The aggregate amount of cumulative preferred dividends in arrears is $5,155,096 at December 31, 1997.

                          Racing Corporation of America

8. SUBSEQUENT EVENT

On March 28, 1998, TVI executed a stock purchase agreement with Churchill Downs Incorporated (Churchill) whereby TVI agreed to sell all of its issued and outstanding common and preferred shares of capital stock of Racing Corporation of America to Churchill for $22 million. Management expects the transaction to be closed on or before April 30, 1998.

9. IMPACT OF YEAR 2000 (UNAUDITED)

The Year 2000 Issue is the result of computer programs being written using two digits rather than four to define the applicable year. Any of the Company's computer programs that have time- sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities.

Based on a recent assessment, the Company determined that it will be required to modify or replace significant portions of its software so that its computer systems will function properly with respect to dates in the year 2000 and thereafter. The Company presently believes that with modifications to existing software and conversions to new software, the Year 2000 Issue will not pose significant operational problems for its computer systems. However, if such modifications and conversions are not made, or are not completed timely, the Year 2000 Issue could have a material impact on the operations of the Company.

The Company has not estimated the total cost of the Year 2000 project, but does not expect the cost to be material to the financial position of the Company.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS

         B.       Pro Forma Financial Information


                          Churchill Downs Incorporated

                    Unaudited Pro Forma Financial Information


                  The following unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 1997 was prepared assuming that the acquisition of Racing Corporation of America ("RCA") had occurred on December 31, 1997. The Unaudited Pro Forma Condensed Consolidated Statement of Earnings for the year ended December 31, 1997 was prepared assuming the RCA acquisition had occurred on January 1, 1997. The RCA acquisition will be accounted for using the purchase method of accounting. Under purchase accounting, tangible and identifiable intangible assets acquired and liabilities assumed are recorded at their respective fair values. The pro forma adjustments are based on preliminary assumptions of the allocation of the purchase price as discussed in the Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements.

         The unaudited pro forma condensed consolidated financial statements are based upon and should be read in conjunction with the historical consolidated financial statements of Churchill Downs Incorporated ("CDI") , including notes thereto, included in its report on Form 10-K for the year ended December 31, 1997 and the historical consolidated financial statements of RCA as of and for the year ended December 31 , 1997, including notes thereto, included in this Form 8-K. The unaudited pro forma condensed consolidated financial statements presented herein are based on certain assumptions, are for informational purposes only and do not necessarily reflect future results of operations and financial position or what the results of operations or financial position would have been had such transaction occurred at the beginning of the period presented.

            Unaudited Pro Forma Condensed Consolidated Balance Sheet

                                               December 31, 1997


                                                              Historical
                                                  ----------------------------------
                                                  Churchill Downs                             Pro Forma
                                                   Incorporated             RCA              ADJUSTMENTS                 PRO FORMA
ASSETS                                            --------------- c        --------           -----------              -------------
Current Assets:

   Cash and cash equivalents                        $ 9,280,233          $   280,576         $(1,000,000) 6            $  8,560,809
   Accounts receivable                                7,086,889              291,286                                      7,378,175
   Other current assets                                 540,489              339,959                                        880,448
                                                    -----------         ------------         -----------               -------------
      Total current assets                           16,907,611              911,821          (1,000,000)                16,819,432

Other assets                                          3,219,290              789,174             (22,400) 4               3,986,064

Plant and equipment, net                             63,162,767           23,774,583          (1,977,783) 3              84,959,567

Intangibles, net                                     2,559,140               -                6,965,662  5               9,524,802
                                                    -----------          -----------         -----------               -------------
                                                    $85,848,808          $25,475,578         $ 3,965,479                115,289,865
                                                    ===========          ===========         ===========               =============
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
   Accounts payable                                 $ 5,732,783          $ 1,852,959         $   600,000  6            $  8,185,742
   Accrued expenses                                   7,937,575                                                           7,937,575
   Dividends payable                                  3,658,468                                                           3,658,468
   Income taxes payable                                 186,642              379,497            (379,497) 1                 186,642
   Deferred revenue                                   7,344,830                                                           7,344,830
   Long-term debt, current portion                       79,805              328,063             280,064) 2                 127,804
                                                    -----------          -----------         -----------               -------------
      Total current liabilities                      24,940,103            2,560,519             (59,561)                27,441,061

Long-term debt, due after
    one year                                          2,633,164              396,802            (342,008) 2              18,837,958
                                                                                              16,150,000  6
Outstanding mutuel tickets
   (payable  after one year)                          1,625,846              315,303                                      1,941,149
Deferred compensation                                   880,098                                                             880,098
Deferred income taxes                                 2,377,100            6,456,002            (886,000) 4               7,947,102
Stockholders' equity:
   Preferred stock                                                        18,499,344         (18,499,344) 7                    -
   Common stock                                       3,614,567                    1                  (1) 7               8,464,567
                                                                                               4,850,000  6
   Additional paid in capital                                             17,861,621         (17,861,621) 7                    -
   Retained earnings (deficit)                       49,842,930          (20,580,082)         20,580,082  7              49,842,930
   Note receivable for common
     stock                                              (65,000)             (33,932)             33,932  2                 (65,000)
                                                    -----------          -----------         -----------               -------------
      Total stockholders' equity                     53,392,497           15,746,952         (10,896,952)                58,242,497
                                                    -----------          ----------          ------------              -------------
                                                    $85,848,808          $25,475,578          $3,965,479)               $115,289,865
                                                    ===========          ===========         ===========               =============

                                       13

        Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet

                             As of December 31, 1997


(1)      To record the elimination of taxes payable not  assumed by CDI.
(2)      To record the elimination of inter company accounts not assumed by CDI.
(3) To record revaluation of property and equipment acquired to estimated fair value.
(4) To record the revaluation of the deferred tax assets and liabilities t their respective fair values upon occurrence of the acquisition.
(5) To record the excess of the purchase price over net assets acquired as goodwill.
(6)      To record the purchase price of the acquisition as follows:


            Proceeds of line of credit                     $16,150,000
            Cash on hand                                     1,000,000
            Issuance of 200,000
               shares of CDI common stock                    4,850,000
            Liabilities associated with
               transaction costs                               600,000
                                                           -----------
                 Total purchase price                      $22,600,000
                                                           ===========

(7)       To eliminate the historical equity of RCA.
(8) The pro forma adjustments are based on a preliminary allocation of the purchase price. The actual purchase accounting adjustments could differ based on the final appraisal of property and equipment and the final determination of available elections related to the income tax treatment of certain assets acquired and liabilities assumed in the transaction.

        Unaudited Pro Forma Condensed Consolidated Statement of Earnings
                      For the year ended December 31, 1997

                                                            Historical
                                                  ------------------------------
                                                 Churchill Downs                     Pro Forma
                                                  Incorporated          RCA         ADJUSTMENTS   6      PRO FORMA
                                                  -------------    -------------    -------------       -----------



Net Revenues ..................................   $ 118,907,367    $  18,103,308                        $137,010,675

Operating expenses:
     Purses ...................................      39,718,374        6,687,473                          46,405,847
    Other direct expenses .....................      55,705,722        6,823,494    $     477,357  1      63,300,691
                                                                                          294,118  3
                                                     95,424,096       13,510,967          771,475        109,706,538
                                                  -------------    -------------    -------------       ------------

      Gross profit ............................      23,483,271        4,592,341         (771,475)        27,304,137

Selling, general and administrative ...........       9,077,983        3,960,305          174,142  2      12,735,073
                                                                                         (477,357) 1
                                                  -------------    -------------    -------------       ------------

      Operating income ........................      14,405,288          632,036         (468,260)        14,569,064

Other income(expense):
   Interest income ............................         575,084                                              575,084
   Interest expense ...........................        (332,117)         (81,421)      (1,018,000) 4     (1,431,538)
   Miscellaneous income .......................         325,087          170,509                             495,596
                                                  -------------    -------------    -------------       ------------
                                                        568,054           89,088       (1,018,000)          (360,858)

Earnings before income tax provision ..........      14,973,342          721,124       (1,486,260)        14,208,206

Federal and state income tax
   provision ..................................       5,824,782          303,500         (524,847) 5       5,603,435
                                                  -------------    -------------    -------------       ------------

Net earnings ..................................   $   9,148,560    $     417,624    $    (961,413)      $  8,604,771
                                                  =============    =============    =============       ============

Net earnings per share data:
   Basic ......................................   $        1.25                                         $       1.15
   Diluted ....................................   $        1.25                                         $       1.14

Weighted average shares outstanding:
   Basic ......................................       7,312,052                           200,000          7,512,052
   Diluted ....................................       7,320,670                           200,000          7,520,670



    Notes to Unaudited Pro Forma Condensed Consolidated Statement of Earnings

                      For the Year Ended December 31, 1997


(1) To reclassify depreciation and insurance expense for the Kentucky Horse Center to operating expense to be consistent with the CDI classification of such expenses.
(2)      To record amortization of goodwill over 40 years.
(3) To record estimated incremental depreciation expense based on the fair value of property and equipment which will be depreciated over their estimated remaining useful lives.
(4) To record the estimated interest expense using an average 6.22 % interest rate on borrowings necessary to finance the acquisition.
(5) To provide estimated federal and state income tax reduction from incremental depreciation and interest expense using the statutory federal and state tax rates.
(6) The pro forma adjustments are based on a preliminary allocation of the purchase price. The actual purchase accounting adjustments could differ based on the final appraisal of property and equipment and the final determination of available elections related to the income tax treatment of certain assets acquired and liabilities assumed in the transaction.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS

         C.       Exhibits

                  2.1 Stock Purchase Agreement dated as of March 28, 1998 by and between Churchill Downs Incorporated and TVI Corp. incorporated by reference to Exhibit 2.1 to
                           Item 7 of the Form 8-K filed by Churchill Downs Incorporated, dated April 21, 1998.

                  2.2 Agreement and Plan of Merger dated as of April 17, 1998 by and among TVI Corp., Racing Corporation of America, Churchill Downs Incorporated and RCA Acquisition Company incorporated by reference to
                           Exhibit 2.2 to Item 7 of the Form 8-K filed by Churchill Downs incorporated, dated April 21, 1998.

                  99 Press release issued on April 21, 1998 by Churchill Downs
                           Incorporated incorporated by reference to Exhibit 99 to Item 7 of the Form 8-K by Churchill Downs Incorporated, dated April 21, 1998.

                                   SIGNATURES


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                               CHURCHILL DOWNS INCORPORATED


         July 10, 1998                     \S\ ROBERT L. DECKER
                                           ------------------------
                                           Robert L. Decker
                                           Senior Vice President, Finance
                                           (Principal Financial Officer)


         July 10, 1998                     \S\VICKI L. BAUMGARDNER
                                           ------------------------
                                           Vicki L. Baumgardner
                                           Vice President, Finance/Treasurer
                                           (Principal Accounting Officer)